                                                                   EXHIBIT 10.12

March 14, 2000

Mr. William M. Butler, President/CEO
Futurus Financial Services, Inc.
1580 Warsaw Road
Roswell, Georgia  30076

Dear Bill:

Please accept this letter giving KDA Financial, Inc. ("KDA") the exclusive right and authority to plan, design, equip, furnish and install the temporary headquarters space for Futurus Financial Services, Inc. ("Owner") at the Alpharetta Square Shopping Center, South Main Street, Alpharetta, Georgia. KDA, through its agents and employees will render and provide the Scope of Work described on the attached Construction Estimate dated March 6, 2000.

I.       FEES:

         The Total Construction Cost of $77,947 shall be due as follows:

                  50% ($38,973.50) shall be due at the agreement date, the balance shall be due in two (2) equal payments, the first being due 30 days after the acceptance and the second due upon the completion of the work.

II.      SCHEDULE:

         The project work will begin upon the acceptance of this letter. The Scope of Work should be completed within 30-40 days from Owner's written authorization to proceed.

III.     ACCEPTANCE:

         This Agreement is subject to final acceptance by the President or Secretary of KDA and the date of such acceptance will be the date of this Agreement.

         The undersigned officer of the Owner represents that he is authorized to enter into this Contract on behalf of the Owner.

IV.      CONFIDENTIALITY:

         KDA agrees to exercise reasonable care in maintaining the confidentiality of all information gained through this relationship.

V.       SCOPE OF AGREEMENT:

         This Agreement represents the entire understanding between Owner and KDA and supersedes all prior Agreements, understandings and negotiations. This Agreement may be modified only in writing. Owner and KDA understand, agree, and acknowledge that this Agreement has been freely negotiated by the parties, and that in any controversy, dispute, arbitration, or contest over the meaning, interpretation, validity or enforceability of this Agreement; or any of its terms and conditions, there will be no interference, presumption or conclusion drawn whatsoever against either party by virtue of the party having drafted this Agreement or any portion thereof.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Agreement on the dates shown below, in triplicate.

APPROVED

FUTURUS FINANCIAL SERVICES, INC.
ROSWELL, GEORGIA

BY:    /s/ William M. Butler
  -------------------------------------------
       William M. Butler, President/CEO

DATE:  3-14-00
    -----------------------------------------

Corporate Seal:

Accepted at Marietta, Georgia this _____ day of ______________, 2000.

KDA FINANCIAL, INC.
MARIETTA, GEORGIA

BY:
  ---------------------------------------
       Dennnis W. Hastings, President

DATE:
     ------------------------------------

Corporate Seal

Attachment